[Morrison Cohen Singer & Weinstein, LLP]
                                 July 3, 1996

Board of Directors
Cadus Pharmaceutical Corporation
777 Old Saw Mill River Road
Tarrytown, New York 10591-6705

Gentlemen:

     We have acted as counsel to Cadus Pharmaceutical Corporation (the "Company"), a Delaware corporation, in connection with the preparation of a Registration Statement on Form S-1 (File No. 333-4441) (as amended, the "Registration Statement") relating to the offer and sale of up to 3,162,500 shares (the "Shares") of the common stock of the Company, par value $.01 per share, including 412,500 shares of common stock which are subject to the underwriters' over-allotment option.

     In so acting, we have examined copies of such records of the Company and such other certificates and documents as we have deemed relevant and necessary for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. We have also assumed the legal capacities of all persons executing such documents and the truth and correctness of any representations or warranties contained therein. As to various questions of fact material to such opinions, we have relied upon certificates of officers of the Company.

     Based on the foregoing, we are of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement, will be validly and legally issued and fully paid and nonassessable.

     This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not hold ourselves out as experts in the laws of any other jurisdiction.

     We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Shares for the Company and to the reference to our name


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under the caption "Legal Matters" in such Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto.

                                       Very truly yours,

                                       Morrison Cohen Singer & Weinstein, LLP